UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AB CARVAL CREDIT OPPORTUNITIES FUND

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

For use in client follow up:

SUBJECT: BERNSTEIN | PROXY VOTE

Dear Client,

Recently, you should have received information via email or U.S. mail about a proxy vote for the AB funds that you hold in your account(s). Just in case the materials inadvertently went into your junk folder or trash bin, I wanted to reach out to encourage you to respond and offer to help you vote.

Your vote is necessary to ensure the Funds can continue to be managed without interruption. No changes to fees, portfolio management, or the services provided are expected. Every vote counts!

If you would like me to help you vote, I can do that on your behalf with your approval. Please reply to confirm that you hereby authorize us to process your proxy vote and that you have instructed us to vote “for” the proposal referenced on the ballot you received for the Bernstein fund held in your account(s) and I’ll take care of it for you.

Please let me know if you have any questions and thank you for your help!